                                                                     EXHIBIT 3


                            ARTICLES OF AMENDMENT

                                    TO THE

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                       HOUSTON INDUSTRIES INCORPORATED


                  Pursuant to and in accordance with the provisions of
Article 4.04 of the Texas Business Corporation Act, Houston Industries Incorporated, a Texas corporation (the "Corporation"), hereby adopts the following Articles of Amendment (the "Articles of Amendment") to its Restated Articles of Incorporation (the "Articles of Incorporation"):

                                  ARTICLE I

       The name of the Corporation is Houston Industries Incorporated.


                                  ARTICLE II

                  The following amendment to the Articles of Incorporation (the "Amendment") was duly adopted by the shareholders of the Corporation on the fifth day of May,1999:

                  The Articles of Incorporation are hereby amended by deleting
ARTICLE I thereof in its entirety and replacing in lieu thereof a new ARTICLE I reading in its entirety as follows:

                                  "ARTICLE I

        The name of the Company is "Reliant Energy, Incorporated."

                                 ARTICLE III

                  The number of shares of the Corporation outstanding at the time of the adoption of the Amendment was 296,421,672 shares of Common Stock, without par value ("Common Stock"), 97,397 shares of Preferred Stock, without par value, and 18,575 shares of Preference Stock, without par value; and the number of shares entitled to vote on the Amendment was 296,329,501 shares of Common Stock.

                                  ARTICLE VI

                  The number of shares of Common Stock voted for the Amendment was 246,013,385; and the number of shares of Common Stock voted against the Amendment was 3,012,801.


                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be duly executed as of the 5th day of May, 1999.


                                  HOUSTON INDUSTRIES INCORPORATED


                                  By:  /s/ Rufus S. Scott
                                      ----------------------------------
                                      Rufus S. Scott
                                      Vice President, Deputy General Counsel
                                      and Assistant Corporate Secretary


                                     -2-